Exhibit 23.0



                         Consent of Independent Auditors





We consent to the incorporation by reference in the Registration Statements Forms S-3 (No. 333-84353, No. 333-92247, No. 333-34246, No. 333-43212 and No.
333-43902) and in the related Prospectus and Forms S-8 (No. 333-85827, No. 333-84013, No. 333-77427, No. 333-38816 and No. 333-42066) pertaining to the
Stock Option Plans, of FrontLine Capital Group, of our report dated March 13, 2002, except for Note 17, as to which the date is April 10, 2002, with respect to the consolidated financial statements of FrontLine Capital Group, included in this Annual Report Form 10-K for the year ended December 31, 2001.



                                                        /s/ Ernst & Young LLP




New York, New York
April 10, 2002